EXHIBIT NO.99.12



                        First Amendment to LOAN AGREEMENT
                             BRE/CITY CENTER L.L.C.

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated for reference purposes only as of June 27, 2002, by and between BRE/City Center L.L.C., a Delaware limited liability company, ("Borrower") which has its principal place of business at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago IL 60601 and CORUS BANK, N.A., a national banking association, whose address is 3959 N. Lincoln Avenue, Chicago, Illinois 60613,
Attention: John R. Markowicz, First Vice President ("Lender").

                                    RECITALS:

     A. Lender and Borrower have entered into that certain Loan Agreement dated as of April 25, 2001 (the "Existing Loan Agreement"). Any capitalized term not defined herein shall have the meaning set forth in the Existing Loan Agreement, which definitions are incorporated herein by reference, as if fully set forth herein.


     B. Borrow and Lender desire to amend the Existing Loan Agreement to: (i) require Borrower to make deposits in a cash collateral account, and (ii) amend certain financial covenants in the Guaranty Agreement executed by PGR and PGR shall ratify its Guaranty Agreement.

     Now therefore, in consideration of the foregoing Recitals, each of which is a part hereof, the parties do hereby agree as follows.

     1. Recital Representations. Borrower hereby represents and warrants to Lender that the foregoing Recitals are (a) true and accurate, and (b) an integral part of this Amendment. Borrower and Lender hereby agree that all of the Recitals of this Amendment are hereby incorporated into this Amendment and made a part hereof.

     2. Amendments to the Existing Loan Agreement. The Existing Loan Agreement is hereby amended by adding the following as Section 4.3(f):



                      (f) Cash Collateral  Payments.  Commencing on July 1, 2002
               and on the first day of each month during the term hereof through and including January 1, 2004, Borrower shall deposit with Lender into an interest bearing account (the "Cash Collateral Pledged Account") an amount equal to $50,000 per month. To secure payment and performance of all Secured Obligations, Borrower hereby grants to Lender a security interest in the Cash Collateral Pledged Account. Upon the occurrence and continuance of an Event of Default and regardless of the sufficiency of any other Collateral, Lender shall have the right to apply the funds held in the Cash Collateral Pledged Account to any Secured Obligation, in such order of priority as Lender shall elect, in its sole and absolute discretion. Borrower shall have the right to apply all or any portion of the funds held in the Cash Collateral Pledged Account to the principal portion of the Secured Obligations, without payment of prepayment premium payable in accordance with
               Section 4.6 of this Agreement or the provisions of any other Loan Documents on the following conditions: (i) no Event of Default or Unmatured Default has occurred and is continuing at the time of the payment, including any default in the payment of Costs or other amounts due from Borrower to Lender; (ii) Borrower shall notify Lender in writing of the amount to be applied to the principal portion of the Secured Obligations not less than three
               (3) Business  Days prior to the date the funds are to be applied;
               (iii) the application of such funds shall not reduce any other amount of principal and interest due and payable by Borrower to Lender pursuant to Section 4.3(a); and (iv) Borrower shall direct Lender to apply such funds to the principal portion of the Secured Obligations no more often than once each month.


     3. Ratification of Guaranty Agreement. Concurrently herewith Borrower shall cause Guarantor to enter into that certain Ratification and Amendment of Guaranty Agreement dated even date herewith (the "Ratification").

     4. Ratification of Existing Loan Documents. From and after the date hereof, the Existing Loan Agreement and the other Loan Documents shall be deemed to be amended and modified as provided herein, but, except as so amended and modified and as modified by the Ratification, the Loan Agreement and the other Loan Documents shall continue in full force and effect and the Loan Agreement and the other Loan Documents and the applicable provisions of this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof, the term "the Loan Agreement" used in the Loan Agreement and all other Loan Documents shall mean the Existing Loan Agreement, as amended hereby.

     5. Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Loan Agreement or any other Loan Document or any amendments thereto (collectively, the "Claims"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Loan Agreement, or any other Loan Document, as amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

     6. Ratification of Provisions. The provisions of Section 12.8, 12.9, 12.12, 12.15, 12.18 and 12.19 are hereby incorporated herein by reference, as if fully set forth herein.



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     IN WITNESS WHEREOF,  the undersigned have executed and delivered this First
Amendment to Loan Agreement, effective as of June 27, 2002.



                             BRE/City   Center,   L.L.C.,
                             a  Delaware  limited liability company,

                             By: Prime Group Realty, L.P., a Delaware limited partnership, its sole member

                                    By:  Prime Group Realty  Trust,  a Maryland
                                    real estate  investment trust, its managing
                                    general partner

                                    By: /s/ Louis G. Conforti
                                        ---------------------
                                        Louis G. Conforti, Co-President





                             CORUS Bank, N.A.
                                --


                             By: /s/ John R. Markowicz
                                 ----------------------
                                 John R. Markowicz, First Vice President